UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2005
UCBH Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24947	94-3072450

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Montgomery Street San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 315-2800
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT 99.1

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     UCBH Holdings, Inc., a Delaware corporation and a bank holding company under the Bank Holding Company Act of 1956, as amended (“UCBH”), and Asian American Bank & Trust Company, a Massachusetts state-chartered banking corporation (“AABT”), entered into an Agreement and Plan of Merger dated as of August 2, 2005 (the “Merger Agreement”). UCBH is the holding company of United Commercial Bank, a California state-chartered bank (“UCB”).
     Pursuant to the Merger Agreement, AABT will merge with and into UCB, with UCB as the surviving corporation in such merger (the “Merger”), for a total consideration of approximately $34.3 million (as of the recent closing price of UCBH common stock), comprised of the issuance of UCBH common stock valued at approximately $16.1 million and approximately $18.2 million in cash, subject to certain adjustments detailed in the Merger Agreement.
     In the Merger, the holders of AABT common stock can elect whether to receive shares of UCBH common stock, cash, or both. The number of shares of UCBH common stock and/or the amount of cash will depend upon the average closing price of UCBH common stock shortly before the Merger is consummated. Specifically, in accordance with the terms of the Merger Agreement, upon consummation of the Merger, each of the outstanding shares of AABT’s Class A common stock, par value $1.00, and of AABT’s Class C common stock, par value $1.00, will be converted into, at the election of the holder thereof, (i) shares of UCBH common stock, par value $0.01, at the Exchange Ratio (as defined below), (ii) cash in the amount of twenty-three dollars ($23.00), or (iii) a combination of such shares and cash; provided, however, that in no event shall the aggregate value of the shares of UCBH common stock to be issued to holders of AABT common stock be less than forty-five percent (45%) of (i) the total value of the merger consideration to be paid to the holders of AABT common stock, plus (ii) the amount of cash to be paid for dissenting shares. No fractional shares of UCBH common stock will be issued to holders of AABT common stock. In lieu thereof, each such holder otherwise entitled to a fraction of a share of UCBH common stock will be entitled to receive an amount of cash equal to the product of twenty-three dollars ($23.00) multiplied by the fraction of a share of UCBH common stock to which such holder otherwise would be entitled, rounded to the nearest penny.
     As used in the foregoing paragraph, the following terms have the definitions set forth below:
•	“Exchange Ratio” means the number of shares of UCBH common stock into which a share of AABT common stock will be converted, which number shall be equal to 1.108, subject to adjustment as follows: (A) if the Average Closing Price (as defined below) is eighty percent (80%) or greater, but less than eighty-five percent (85%), of the Agreement Price (as defined below), the Exchange Ratio shall be adjusted to the product of (I) 1.108, and (II) a fraction, the numerator of which is the product of (a) the Agreement Price, and (b) 0.85, and the denominator of which is the Average Closing Price; and (B) if the Average Closing Price is greater than one hundred fifteen percent (115%), but not greater than one hundred twenty percent (120%), of the Agreement Price, the Exchange Ratio shall be adjusted to the product of (I) 1.108, and (II) a fraction, the numerator of which is the product of (a) the Agreement Price, and (b) 1.15, and the denominator of which is the Average Closing Price.

•	“Average Closing Price” means the average of the daily closing price for a share of UCBH common stock as reported on the Nasdaq National Market for the ten (10) consecutive trading days preceding the fifth (5th) business day prior to the consummation of the Merger.

•	“Agreement Price” means the average of the daily closing price of a share of UCBH common stock as reported on the Nasdaq National Market for the five (5) consecutive trading days preceding the date of the Merger Agreement.
     Each share of UCB common stock outstanding immediately prior to the consummation of the Merger will remain outstanding and will not be converted or otherwise affected by the Merger, and such shares will thereafter constitute all of the issued and outstanding shares of UCB, the surviving corporation in the Merger.

     Consummation of the Merger is subject to various closing conditions, including, among others, (i) receipt of the approval of the Merger Agreement by seventy-five percent (75%) of AABT’s stockholders; (ii) holders of not more than seven and one-half (7.5%) percent of the outstanding shares of common stock of AABT having perfected dissenter’s rights under Massachusetts law; (iii) receipt of the requisite regulatory approvals from the Board of Governors of the Federal Reserve System and other federal and state regulatory authorities; (iv) the net worth of AABT being be not less than $17,519,000, excluding certain considerations; (v) the balance of core deposits with AABT being not less than $62,000,000; and (vi) receipt of tax opinions as to the tax treatment of the Merger.
     Further, AABT may terminate the Merger Agreement for various reasons prior to consummation of the Merger, including but not limited to the circumstance where the Average Closing Price (as defined above) is less than $14.75; provided, however, that if AABT elects to terminate the Merger Agreement for such reason, UCBH may render such election null and void, and thereby revive the Merger Agreement, by agreeing to change the Exchange Ratio (as defined above) to the product of (I) 1.108, and (II) a fraction, the numerator of which is the product of (a) the Agreement Price, and (b) 0.85, and the denominator of which is the Average Closing Price, provided that such adjustment does not negate or adversely impact the conclusions reflected in the tax opinions to be delivered as closing conditions to the Merger.
     Similarly, UCBH may terminate the Merger Agreement for various reasons prior to consummation of the Merger, including but not limited to the circumstance where the Average Closing Price (as defined above) is greater than $22.12; provided, however, that if UCBH elects to terminate the Merger Agreement for such reason, AABT may render such election null and void, and thereby revive the Merger Agreement, by agreeing to change the Exchange Ratio (as defined above) to the product of (I) 1.108, and (II) a fraction, the numerator of which is the product of (a) the Agreement Price, and (b) 1.15, and the denominator of which is the Average Closing Price, provided that such adjustment does not negate or adversely impact the conclusions reflected in the tax opinions to be delivered as closing conditions to the Merger.
     If either AABT or UCBH terminates the Merger Agreement upon certain conditions, such party shall pay a “break-up fee” to the other.
     The news release issued jointly by UCBH and AABT announcing the Merger is included as Exhibit 99.1 hereto and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits
The following exhibit is included with this report:

Exhibit Number	Description
99.1	Press release of August 3, 2005, announcing the acquisition of Asian American Bank & Trust Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2005	By:	/s/ Thomas S. Wu
Thomas S. Wu
Chairman, President and Chief Executive Officer